                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-29387 of First Western Bancorp, Inc. on Form S-4 of our report dated January 24, 1997 (February 13, 1997 as to Note 21), appearing in and incorporated by reference in the Annual Report on Form 10-K of First Western Bancorp, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Independent Public Accountants" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
    DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania

July 23, 1997